SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PALLET MANAGEMENT SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on the table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [  ]     Fee paid previously with preliminary materials.

         [  ]     Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                         PALLET MANAGEMENT SYSTEMS, INC.
                            One South Ocean Boulevard
                                    Suite 305
                            Boca Raton, Florida 33434

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 16, 1999

                              ---------------------

To the Shareholders of Pallet Management Systems, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Pallet Management Systems, Inc., a Florida corporation (the "Company"), will be held at the Company's principal executive offices at 2001 Weston Parkway, Cary, North Carolina, 27513 at 9:00 A.M. on December 16, 1999 for the following purposes:

         1. To elect six directors of the Company to serve until our next annual meeting or until their successors have been qualified;

         2. To consider and vote upon a proposal to approve an amendment to the Company's 1998 Omnibus Stock Incentive Plan to increase the number of shares of the Company's common stock, $.01 par value per share reserved for issuance thereunder from an aggregate of 500,000 shares to an aggregate of 1,000,000 shares;

         3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 31, 2000; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

         The Board of Directors has fixed the close of business on November 9, 1999 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                 By Order of the Board of Directors,



                                 David Shumate,
                                 Secretary

Boca Raton, Florida
November 15, 1999

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         PALLET MANAGEMENT SYSTEMS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 16, 1999

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                     TIME, DATE AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pallet Management Systems, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 2001 Weston Parkway, Cary, North Carolina, 27513 at 9:00 A.M. on December 16, 1999, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.

         The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is November 15, 1999. Shareholders should review the information provided herein in conjunction with the Company's Annual Report on Form 10-KSB which accompanies this Proxy Statement. The Company's principal executive offices are located at One South Ocean Boulevard, Suite 305, Boca Raton, Florida 33432, and its telephone number is (561) 338-7763.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

                  At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. To elect six directors of the Company to serve until our next annual meeting or until their successors have been qualified;

         2. To consider and vote upon a proposal to approve an amendment to the Company's 1998 Stock Incentive Plan (the "Plan") to increase the number of shares of the Company's common stock, $.01 par value per share (the "Common Stock") reserved for issuance thereunder from an aggregate of 500,000 shares to an aggregate of 1,000,000 shares;

         3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 24, 2000; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on November 9, 1999 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 3,917,612 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                          BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth, as of the close of business on November 9, 1999 (a) the name, address and number of shares of each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (b) the number of shares of Common Stock owned by each director and all officers and directors as a group, together with their respective percentage holdings of such shares:

                                                               Amount of
                       Name and                                Beneficial
                      Address of                              Ownership of             %
                  Beneficial Owner(1)                            Stock
    ------------------------------------------------    -------------------------    -------
    John C. Lucy, III                                          669,631(2)            14.5

    Zachary M. Richardson                                      670,769(3)            14.5

    John C. Lucy, Jr.                                          783,802(4)            18.0

    Donald Radcliffe                                           25,250(6)             *

    David W. Sass                                               5,250(7)             *

    Bruce Antenberg                                            34,000(8)             *

    All Officers and Directors                               2,237,450               40.6
    as a Group (six persons)


      *    Less than 1%
     (1) The address of all persons listed above is Suite 305, One Ocean Boulevard, Boca Raton, Florida 33432.
     (2) Includes 113,097 shares owned by Mr. Lucy and his children and options to acquire 556,534 shares.
     (3)  Includes 108,204 shares and options to acquire 562,566 shares.
     (4) Includes 450,696 shares owned by Mr. Lucy, 50,000 shares owned by Clary and options to acquire 283,106 shares.
     (5)  Includes 135,000 shares of stock and 10,000 options to purchase stock.
     (6)  Includes 5,250 shares and options to acquire 20,000 shares.
     (7)  Includes options to acquire 5,250 shares.
     (8)  Includes 4,000 shares and options to purchase 30,000 shares

                              ELECTION OF DIRECTORS

         At the Annual Meeting, six directors will be elected by the shareholders to serve until the Annual Meeting to be held in 2000 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the two persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

Nominees

         The persons nominated as directors are as follows:

                     Name                               Age                                    Position
------------------------------------------------      --------       -------------------------------------------------------------
John C. Lucy, III                                       40           Chairman of the Board and Chief Executive Officer

Zachary M. Richardson                                   44           President and Director

Bruce Antenberg                                         60           Director

John C. Lucy, Jr.                                       64           Director

Donald Radcliffe                                        54           Director

David W. Sass                                           63           Director

         John C. Lucy, Jr. is the father of John C. Lucy, III.

         John C. Lucy, III joined Abell on a full-time basis in 1980 after graduating from Virginia Tech with BS in business. Mr. Lucy has served as Chairman and CEO of the Pallet Management since 1995. In addition to being Chairman and CEO, he is President of Clary, a hardwood lumber sawmill located in Gaston, North Carolina, and is Vice-President of Blacksburg Enterprises, Inc., which operates Baskin-Robbins and Sub-Station II franchises in Blacksburg, Virginia. Mr. Lucy has completed a two year term as Chair of the National Wooden Pallet and Container Association ("NWPCA") Military Packing Task Force and three years as Chair of its Research Steering Committee. He was elected Chairman and CEO of the Company on June 30, 1995. See "Certain Transactions."

         Zachary M. Richardson has been President of the Company since 1994, when Pallet Recycling Technologies, Inc. (PRTI) acquired the company in a reverse acquisition. Mr. Richardson was president and founder of PRTI and has been involved in the pallet industry since 1991 with over 23 years of management and sales experience. After graduating from Franklin and Marshall College in 1977, he was commissioned in the United States Navy and designated a Naval Aviator. On active duty for eight years he maintained his reserve status in the Navy until his retirement from the reserves in 1997. Mr. Richardson is an active member of the NWPCA and serves on the association's Recyclers Council Executive Committee, which deals with national issues, related to pallet recycling.

         Bruce Antenberg was appointed to the board in June 1999. From 1986 to 1997 he was senior vice president finance & treasurer of Great Western Financial Corporation, a $45 Billion national Savings & Loan. He managed a 40 plus person department with the following major responsibilities: asset liability management, cash management, treasury accounting, wire transfer department, $ 2 billion investment portfolio, raised all the capital & and debt for Great Western ($45+ billion in assets) and Aristar ($2 billion in assets), insurance risk management, management of a $220 billion pension plan through J.P. Morgan, and managed all the investment banking relationships and bank relationships. Prior to this position, he was senior vice president finance & treasurer of Aristar, Inc., a $1 billion corporation. His prior work history also includes Tax Manager for Kentucky Fried Chicken, Tax Manager for Marriott Corp., and Internal Revenue Agent for the Internal Revenue Service. He graduated from Ohio University in 1960 with a B.S. in Commerce.

         John C. Lucy, Jr. founded Abell in 1966 after having worked in a family lumber and pallet manufacturing business for approximately ten years. In 1969, he acquired Clary to supply lumber to Abell, and remains its chairman. In 1976, he acquired Shelbyville Enterprises, which operated a motel/restaurant in Shelbyville, Tennessee and was sold in 1996. In 1980 he formed Blacksburg Enterprises to operate food service operations in Blacksburg, Virginia.

         Donald Radcliffe has been a director of the Company since 1985. Since 1984, Mr. Radcliffe has served as the Chief Operating Officer, Executive Vice President and Director of WorldWide Business Centers, a company, which provides businesses with office space and facilities. From 1970 through 1984, Mr. Radcliffe was a partner in the accounting firm of Main Hurdman. In addition, Mr. Radcliffe has served as President and Director of Radcliffe Enterprises, Inc., a financial consulting company, since 1982. He is also a director of SVI Systems, Inc, an American Stock Exchange company, and Complete Wellness Centers, Inc., a Nasdaq company. Mr. Radcliffe is a certified public accountant in the State of New York.

         David W. Sass was appointed a director in July 1998. Mr. Sass has, for the past 38 years, been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP. Mr. Sass is a director of BarPoint.com, Inc., a company that will operate a patent pending search engine and software technology that allows consumers to use the standard UPC barcode to search for products specific information on the internet; a director of Genisys Reservation Systems, Inc., a company engaged in the internet business travel; an officer of Westbury Metals Group, Inc., a company engaged in the refining of precious metals; an officer of Pioneer Commercial Funding Corp., a company engaged as a mortgage warehouse lender providing short term financing to mortgage bankers and a member and Vice Chairman of the Board of Trustees of Ithaca College.

The Board of Directors Recommends a Vote for Approval of All of the Nominees for Election as Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, there were no reports required under Section 16(a) of the Securities Exchange Act of 1934, which were not timely filed during fiscal 1999.

Meetings and Committees of the Board of Directors

         During Fiscal 1999, the Board of Directors held five formal meetings. During Fiscal 1999, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors held during the period he served on the Board.

         The committees of the Board of Directors are the Audit Committee and a Special Committee. The Board does not have a nominating or similar committee.

         The Audit Committee is presently comprised of Messrs. Antenberg, Radcliffe and Sass. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls,

(d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee met on one occasion during Fiscal 1999.

         In September 1999, a Special Committee of the Board of Directors was appointed, consisting of Messrs. Antenberg, Radcliffe and Sass to assist management in analyzing and identifying potential solutions to the Company's recent financial and operating problems

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation accrued by the Company in each of the last three fiscal years for the Company's executive officers serving as such whose annual compensation exceeded $100,000.

                                                                                                       Long Term
                                                    Annual Compensation                               Compensation
     Name and                                 ----------------------------                            ------------
     Principal Position           Year            Salary($)(1)(2)        Bonus        Other(3)          Options
     ---------------------------- --------    --------------------     -----------    ----------     --------------
     Zachary M. Richardson,       1999                     119.000         0           13,200            79,890
     President, and Director      1998                      58,104         0              0              69,000
                                  1997                      57,480         0              0

     John C. Lucy, III            1999                     119,000         0           13,200            79,890
     Chairman of the Board and    1998                      58,546         0              0              69,000
     Chief Executive Officer      1997                      56,883         0              0


--------------
(1)      Includes medical insurance reimbursements.
(2) Messrs. Lucy and Richardson annual salaries were reduced from $95,000 to $52,000 in June 1996. In July 1998, their salaries were restored to their $95,000 contracted amount. This was not made retroactive. In November, they entered into new employment agreement with a base salary of $156,000.
(3)      Includes car allowances and other miscellaneous benefits.

         The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1995 to each of the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR
                        ---------------------------------


                                   Number of Shares        % of Total Options      Exercise or
                                  Underlying Options      Granted to Employees      Base Price
Name                                Granted(#)(1)            in Fiscal Year         ($/Share)      Expiration Date
----                                -------------            --------------         ---------      ---------------
John C. Lucy, III                       79,890                    26%                  5.00            8/26/08

Zachary M. Richardson                   79,890                    26%                  5.00            8/26/08


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                          Number Of                  Value Of
                                                                     Securities Underlying          Unexercised
                                        Shares                           Unexercised               In-The-Money
                                       Acquired                            Options                   Options
                                          On             Value           At FY-End (#)             At FY-End ($)
                                       Exercise        Realized          Exercisable/               Exercisable/
                Name                      ($)             (#)           Unexercisable             Unexercisable
                ----                      ---             ---           -------------             -------------
John C. Lucy, III                        -                 -            421,790/91,400          $1,441,275/$52,350

Zachary M. Richardson                    -                 -            421,790/91,400          $1,441,275/$52,350



Employment Agreements

         Effective November 1, 1998 the Company entered into new similar employment agreements with John C. Lucy, III and Zachary M. Richardson. Pursuant to the terms of these five-year agreements, each executive is entitled to receive (i) annual base compensation of $156,000, which increases in future years by the percentage increase of the Consumer Price Index and (ii) a bonus up to 100% of base salary based on the increase in pretax earnings per share over the prior year. The agreement also provides for annual grants of stock options commencing in fiscal 2000 equal to 1% of the then outstanding number of shares at the then fair market value and the granting of 150,000 stock appreciation rights that vest only upon a "Change of Control" as defined in the Agreements.

         During the term of the Agreements should there be a Change of Control of the Company, as that term is defined in the Agreements, the Company at its sole option may terminate the Agreements upon 30 days prior written notice and thereafter will be obligated to pay the executive the balance of the compensation payable under the Agreement had it not been terminated prior to its expiration, together with an additional sum equal to 299% of Executive's annual base compensation. The Agreement also contains noncompetition and confidentiality provisions.

Compensation of Directors

         No compensation was paid to any director for his services during fiscal 1998 or prior years. In July 1998 the board of directors authorized compensation of $1,000 per Director for each board meeting and $500 for special conference telephone meetings. Pallet Management also reimburses directors for travel expenses for attendance at each meeting of the Board. Starting in fiscal year 2000, directors are paid a monthly retainer of $500, a payment of $1,000 per board meeting and $500 per teleconference meeting. All directors are granted 5,000 three-year options on the first day of each fiscal year at 10% above the then market value. These options vest immediately.

                              CERTAIN TRANSACTIONS

         Clary Lumber Company, Inc., which is owned by the family of John C. Lucy, Jr., a Director and principal shareholder of the Company, sold $2,359,000 of pallets and lumber and $2,895,000 of lumber to the Company during the fiscal years 1999 and 1998, respectively. Lumber purchases from Clary amounted to 8% and 22% of the Company's lumber purchases for fiscal years 1999 and 1998, respectively. Pallet Management believes that these transactions were made at or below market prices in the ordinary course of business. Clary had loaned the Company money for working capital during fiscal 1998, all of which has been repaid. Pallet Management paid Clary approximately $76,000 in salary and related tax reimbursement for compensation to John C. Lucy III, who performs services for both Clary and the Company.

               PROPOSAL TO AMEND 1998 OMNIBUS STOCK INCENTIVE PLAN

         The Board of Directors of the Company has amended, subject to shareholder approval, the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by 500,000 shares from a total of 500,000 shares to 1,000,000 shares of Common Stock.

Plan Description

         The Plan provides for the issuance of stock options and appreciation rights to attract and to induce officers, directors and key employees of the Company to remain with the Company. The Plan provides for options which will qualify as incentive stock options under Section 422(a) of the Internal Revenue Code of 1986, as amended, as well as for nonstatutory options. No more than fifteen percent (15%) of the Common Stock outstanding will be reserved for issuance upon exercise of options to be granted from time-to-time. The Plan became effective on September 1, 1998. An aggregate of 500,000 shares are currently reserved for issuance under the Plan.

         As of October 31, 1999, an aggregate of 322,780 options were outstanding under the Plan with exercise prices of $5.00 to $8.00. These options vest over a four-year period and expire on the earlier of ten years or 13 weeks after separation of service. 129,516 of the options granted were granted to each of Mr. Lucy, III and Mr. Richardson.

         Incentive Awards may be granted under the Plans in the form of Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards.

         The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. The Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code section 422, and regulations thereunder.

         No more than 50,000 shares may be allocated to Incentive Awards and no more than 300,000 shares may be allocated to Non-Incentive Awards granted to any one Employee during a single calendar year.

         All present and future employees of the Company or of any parent or subsidiary of the Company ("Employee") and any person retained to provide services to the Company (other than as an Employee, a member of the Board of Directors or a member of the board of directors of any subsidiary or parent of the Company), and who is selected by the committee to be eligible to receive Incentive Awards under the Plan ("Selected Advisors").

         All present and future Non-Employee Directors are eligible to receive Non-Statutory Options under the Plan. Non-Employee Directors are not be entitled to receive any other form of Incentive Award under the Plan.

         The exercise price of shares of Company Stock covered by an Incentive Stock Option cannot be less than 100% of the fair market value of such shares on the date of grant; provided that if an Incentive Stock Option is granted to an Employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option will not less than 110 % of the fair market value of such shares on the date of grant. The exercise price of Non-Statutory Stock Options will not less than 85 % of fair market value of such shares on the date of grant.

         Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Statutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the participant's stock option agreement.

Federal Income Tax Effects

         The Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Incentive Stock Options. Incentive Stock Options are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

         The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

         If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

         In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         Nonqualified Stock Options. An Optionee granted a Nonqualified Stock Option under the Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

         The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

The Board of Directors Recommends a Vote in Favor of this Proposal.

       PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year ending June 24, 2000. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote in Favor of this Proposal.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than August 31, 2000.

                                            By Order Of The Board of Directors\
                                            David Shumate,
                                            Secretary

Boca Raton, Florida
November 15, 1999

                         PALLET MANAGEMENT SYSTEMS, INC.
               ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 16, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         PALLET MANAGEMENT SYSTEMS, INC.

         The undersigned hereby appoints John C. Lucy, III and Zachary M. Richardson as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share of Pallet Management Systems, Inc. (the "Company") held of record by the undersigned on November 9, 1999 at the Annual Meeting of Shareholders to be held on December 16, 1999 or any adjournment or adjournments thereof.

     Proposal 1.

     [ ]      FOR ALL THE NOMINEES LISTED BELOW  [ ] WITHHOLD AUTHORITY

              (except as marked to the contrary below) to vote for all
               nominees listed below

              John C. Lucy, III
              Zachary M. Richardson
              John C. Lucy. Jr.
              Bruce Antenberg
              Donald Radcliffe
              David Sass

(INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

         Proposal 2. Approval of proposal to amend the Company's 1998 Omnibus Stock Incentive Plan.

                  FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

         Proposal 3. Ratification of selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending June 24, 2000.

                  FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2 and 3.

                                         Dated:                           , 1999
                                               --------------------------

                                         --------------------------------------
                                                           (Signature)

                                         --------------------------------------
                                                           (Signature)

                                         PLEASE SIGN HERE

                                         Please date this proxy and sign your
                                         name exactly as it appears hereon.

                                         Where there is more than one owner,
                                         each should sign. When signing as an
                                         agent, attorney, administrator,
                                         executor, guardian, or trustee, please
                                         add your title as such. If executed by
                                         a corporation, the proxy should be
                                         signed by a duly authorized officer who
                                         should indicate his office.

      PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.